UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2009

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, California	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           On May 19, 2009, American Apparel, Inc. (the “Company”) received a letter from the NYSE Amex LLC (the “Exchange”) stating that the Company’s timely filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “Form 10-Q”) is a condition for the Company’s continued listing on the Exchange, as required by Sections 134 and 1101 of the Exchange’s Company Guide, and that the Company’s failure to timely file the Form 10-Q is a material violation of the Company’s listing agreement with the Exchange.  The Exchange has not delisted or suspended trading in the Company’s common stock. The letter from the Exchange provides that the Company must submit to the Exchange by June 2, 2009 a plan to bring the Company in compliance with Sections 134 and 1101 of the Company Guide by no later than August 19, 2009, or it will be subject to delisting procedures.

As previously disclosed, the Company was not able to complete the preparation of the financial statements and certain related information required to be included in the Form 10-Q, and therefore was not able to timely file the Form 10-Q, due to its evaluation of the classification of its revolving credit facility as a long-term obligation and certain other balance sheet and cash flow presentation matters.  The Company is still in the process of completing this evaluation.  Any change in presentation of the revolving credit facility, if made, would result in a restatement of its prior period balance sheets to present all or some portion of the revolving credit facility as a current liability instead of as long-term debt.  The restatements, if made, would have no impact on the Company’s previously reported net cash flows, cash position, revenues, net income or same store sales.  As soon as practicable following the completion of the evaluation, American Apparel intends to announce its final conclusions regarding these accounting issues and, if necessary, file any amendments to its previous filings with the Securities and Exchange Commission that may be required.

On May 22, 2009, the Company issued a press release announcing the receipt of the letter from the Exchange.  A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated May 22, 2009, of American Apparel, Inc.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: May 22, 2009	By:	/s/ Adrian Kowalewski
Name: Adrian Kowalewski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 22, 2009, of American Apparel, Inc.